FORM 8-K/A
                                (Amendment No. 1)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                    ------------------------------------------


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   February 16, 2000
                                   ----------------
                        (Date of earliest event reported)


                              DENTSPLY INTERNATIONAL INC
                              --------------------------
               (Exact name of Company as specified in charter)



         Delaware                      0-16211                39-1434669
         --------                    ---------                ----------
(State of Incorporation)             (Commission             (IRS Employer
                                     File Number)          Identification No.)




570 West College Avenue, York, Pennsylvania                           17405
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(Address of principal executive offices)                            (Zip Code)



Company's telephone number including area code ..............(717) 845-7511




                                     Page 1 of 7
                               Exhibit Index on Page 6





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Item 4.     Changes in Company's Certifying Accountant.

(a)   Previous independent accountants

   (i) On February 9,2000 DENTSPLY International(the Company) engaged PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending December 31, 2000 and chose not to renew the engagement of KPMG LLP, which is currently serving as the Company's independent auditors.

   (ii) The audit reports of KPMG LLP on the consolidated financial statements of DENTSPLY International for the fiscal years ended December 31, 1998 and December 31, 1997 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

   (iii)The Company's Audit Committee participated in and recommended the decision to change independent accountants which was approved by the Board of Directors.

   (iv) In connection with its audits for the two fiscal years ended December 31, 1998 and the subsequent interim period through February 9, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report, except as described below. There was a disagreement involving the Company's reporting of sales, cost of sales, receivables and inventories for the third quarter of 1998. This disagreement was discussed with the audit committee of the Company's board of directors and the Company has authorized KPMG LLP to respond fully to the inquiries of PricewaterhousCoopers LLP concerning the subject matter of the disagreement.

   Management of the Company believed it had certain exposures relating to receivables from dealers located in Asia and the Commonwealth of Independent States (CIS) caused by the economic crisis in those geographic areas. Accordingly, management recorded a $4,450,000 reduction in third quarter sales and a related $1,980,000 reduction in cost of sales to reflect the fact that the dealers may not be able to sell all of their inventories due to the depressed economic environment and that higher than usual levels of product returns would be received. Management believed that the anticipated returns should be reflected as a reduction in sales and cost of goods sold with a reduction in operating income of $2,470,000.

   KPMG LLP concluded that the reduction in sales and related cost of sales in the third quarter were not supportable by the facts presented by management of the Company and, therefore, disagreed with the management on this matter. KPMG LLP recommended to management that the reductions in sales and cost of sales be reversed and that they reasonably estimate any additional bad debt provisions that may be necessary for the Asian and CIS receivables. Management agreed to reverse its recorded entries related to these matters and decided to record an additional bad debt provision for $2,470,000 related to receivables due from the dealers in Asia and the CIS.

   (v)     Not applicable.

   (vi) The Company has requested that KPMG LLP furnish a letter stating whether or not it agrees with the above statements. A copy of this letter dated March 1, 2000 is filed as Exhibit 16 to this Amended Form 8-K.

(b)   New independent accountants

   The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of February 9, 2000. During the two most recent fiscal years and through February 9, 2000, the Company has not consulted with PricewaterhouseCoopers LLP regarding

                                       2

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   (i)     the application of accounting principles to a specified
   transaction, either completed or proposed;

   (ii) the type of audit opinion that might be rendered on the Company's financial statements, and in no case was a written report provided to the Company nor was oral advice provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

   (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.


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Item 7. Financial Statements and Exhibits

(c)  Exhibits:

     (16)  Letter re change in certifying accountant

                                       4


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                                   SIGNATURES
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                          --------------------------
                                              (Company)



                                          /s/William R. Jellison
                                          ------------------
                                          William R. Jellison
                                          Senior Vice President,
                                          Chief Financial Officer


Date: March 1, 2000

                                       5

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                                  EXHIBIT INDEX
                                 --------------


Number         Description                   Sequential Page No.
------         -----------                   -------------------
16             Letter re change in                   7
               certifying accountant


                                       6